Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                          Percentage           State or
                                          of Voting          Jurisdiction
Name                                   Securities Owned    of Incorporation
----                                   ----------------    ----------------
Brown-Forman Beverages Australia Pty. Ltd.    100%           Australia
Brown-Forman International F.S.C., Ltd.       100%           U.S. Virgin Islands
Canadian Mist Distillers, Limited             100%           Ontario, Canada
Early Times Distillers Company                100%           Delaware
Fetzer Vineyards                              100%           California
Fratelli Bolla International Wines, Inc.       96%           Kentucky
Hartmann, Incorporated                        100%           Delaware
Jack Daniel's Properties, Inc.                100%           Delaware
Lenox, Incorporated                           100%           New Jersey
Mt. Eagle Corporation                         100%           Delaware
Norfolk Investments, Inc.                     100% (1)       Delaware
Dansk International Designs Ltd.              100% (1)       New York
Brooks & Bentley Limited                      100% (1)       United Kingdom
Longnorth Limited                             100% (2)       Ireland
The Joseph Garneau Co., S.A.                  100% (2)       Switzerland
Chissick Limited                              100% (2) (3)   Ireland
Clintock Limited                              100% (2) (3)   Ireland
Lantone Limited                               100% (2) (3)   Channel Islands
Brown-Forman Mauritius, Limited               100% (3)       Mauritius
Brown-Forman - W.S. Karoulias S.A.             75% (3)       Greece
Pitts Bay Trading Limited                      75% (3)       Bermuda
Lantone Delaware, Inc.                        100% (4)       Delaware
Brown-Forman Beverages Worldwide,
   Comercio de Bebidas Ltda.                  100% (5)       Brazil
Brown-Forman Worldwide, L.L.C.                100% (5)       Delaware
Brown-Forman Beverages Africa, Ltd.           100% (6)       Bermuda
Fratelli Bolla, S.p.A.                         97% (7)       Italy
Jack Daniel Distillery,
   Lem Motlow, Prop., Inc.                    100% (8)       Tennessee
Drake Investments, Inc.                       100% (8)       Delaware

The above companies are included in the consolidated financial statements. The names of certain subsidiaries have been omitted which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(1)  Owned by Lenox, Incorporated.
(2)  Includes qualifying shares assigned to Brown-Forman Corporation.
(3)  Owned by Longnorth Limited.
(4)  Owned by Lantone Limited.
(5) Owned 99% by Brown-Forman Corporation and 1% by Early Times Distillers Company.
(6)  Owned 99% by Clintock Limited and 1% by Longnorth Limited.
(7) Owned 54% by Fratelli Bolla International Wines, Inc. and 43% by The Joseph Garneau Co., S.A.
(8)  Owned by Jack Daniel's Properties, Inc.